UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Misonix, inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1856018
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1938 New Highway Farmingdale, New York (Address of principal executive offices)	11735 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $ 0.0001 per share	The Nasdaq Global Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-231797

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common stock, par value $0.0001 per share, of New Misonix, Inc. (the “Registrant”). The description of the common stock set forth under the heading “Description of New Misonix’s Capital Stock” in the Registrant’s proxy statement/prospectus forming part of its Registration Statement on Form S-4 (File No. 333-231797), originally filed with the Securities and Exchange Commission on May 29, 2019, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 2, 2019, by and among Misonix, Inc., New Misonix, Inc., Motor Reincorp. Sub One, Inc., Surge Sub Two, LLC, Solsys Medical, LLC, and Greg Madden, solely in his capacity as the representatives of Solsys unitholders) (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-231797), filed with the Securities and Exchange Commission on May 29, 2019).

3.3	Certificate of Amendment to the Certificate of Incorporation of New Misonix, Inc. (incorporated herein by reference to Exhibit 3.3 of Misonix, Inc.’s Current Report on Form 8-K filed September 27, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW MISONIX, INC.
By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer

Date: September 30, 2019